UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2015

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-06461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut		06851-1168
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 840-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2015, General Electric Capital Corporation's ("GECC") parent company, General Electric Company ("GE"), announced a plan to reduce the size of its financial services businesses through the sale of most of the assets of its wholly owned subsidiary, GECC, over the next 24 months, and to focus on continued investment and growth in GE's industrial businesses.  Under the new plan, which was approved on April 2, 2015 and aspects of which were approved on March 31, 2015, GE will retain certain GECC businesses, principally its vertical financing businesses—GE Capital Aviation Services, Energy Financial Services and Healthcare Equipment Finance—that directly relate to GE's core industrial businesses.  The assets planned for disposition, in addition to Real Estate (as described below), include most of Commercial Lending and Leasing and all Consumer platforms (including all U.S. banking assets).  GE will execute this strategy using an efficient approach for exiting non-vertical assets that works for GE's and GECC's debt holders and GE's shareowners.  An element of this approach involves a merger of GECC into GE to assure compliance with debt covenants as GECC exits non-vertical assets, and the creation of a new intermediate holding company to hold GECC's businesses after the merger.  GE has discussed the plan, aspects of which are subject to regulatory review and approval, with its regulators and staff of the Financial Stability Oversight Council ("FSOC") and will work closely with these bodies to take the actions necessary over time to terminate the FSOC's designation of GECC (and the new intermediate holding company, as applicable) as a systemically important financial institution ("SIFI").

As part of this plan, on April 10, 2015, GECC and The Blackstone Group ("Blackstone") or certain of their affiliates entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") pursuant to which Blackstone will acquire approximately $22.5 billion of GECC's Real Estate debt and equity portfolio through a combination of asset sales and entity sales (the "Transaction") for a purchase price of approximately $22.5 billion.  At closing, Blackstone intends to sell approximately $10 billion of this portfolio to Wells Fargo & Company.  The purchase price, which is payable in cash, is subject to customary price adjustments, and the Transaction is subject to customary closing conditions.  In connection with the Transaction, GECC will provide approximately $3.5 billion of seller financing to Blackstone, which GECC intends to syndicate by mid-2016.  The parties expect the Transaction to close in multiple closings before the end of 2015. The Purchase and Sale Agreement may be terminated under certain circumstances, including by either party if the initial debt and equity closings have not occurred on or before September 1, 2015 or December 31, 2015, respectively, except in certain circumstances, or by Blackstone upon payment of a customary termination fee.

GECC also has letters of intent with other buyers for the majority of its remaining commercial real estate assets, which, combined with the Blackstone deal, are valued at approximately $26.5 billion.

As part of GE's plan described above, on April 10, 2015, GE and GECC entered into an amendment to their existing financial support agreement.  Under this amendment (the "Amendment"), GE has provided a full and unconditional guarantee (the "Guarantee") of the payment of principal and interest on all tradable senior and subordinated outstanding long-term debt securities and all commercial paper issued or guaranteed by GECC identified in the Amendment. In the aggregate, the Guarantee applies to approximately $210 billion of GECC debt.  The Guarantee replaces the requirement that GE make certain income maintenance payments to GECC in certain circumstances.  GECC's U.S. public indentures are concurrently being amended to provide the full and unconditional guarantee by GE set forth in the Guarantee.

The description of the Amendment (including the Guarantee) is qualified in its entirety by reference to the full text of the Amendment, which is being filed as Exhibit 10 and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with GE's plan to dispose of most of its financial services assets as described under Item 1.01 above (and incorporated herein by reference), GE estimates it will incur approximately $23 billion in after-tax charges through 2016, approximately $6 billion of which are expected to result in future net cash expenditures.  These charges are expected to relate to: business dispositions, including goodwill allocations (approximately $13 billion),
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tax expense related to repatriation of earnings and deferred tax assets (approximately $7 billion), and restructuring and other charges (approximately $3 billion).  Approximately $16 billion of after-tax charges are expected to be recorded in the first quarter of 2015 in connection with the plan, which includes tax expense related to repatriation of earnings and deferred tax assets, asset impairments due to shortened hold periods, and charges on businesses held for sale, including goodwill allocation.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the entry into the Amendment described under Item 1.01 above (and incorporated herein by reference), on April 10, 2015, GECC's indentures governed by the U.S. Trust Indenture Act were amended through supplemental indentures to provide the full and unconditional guarantee by GE set forth in the Guarantee.

The classes of debt securities that benefit from these supplemental indentures are described in paragraphs 1, 2 (USD-denominated fixed-to-floating-rate subordinated debentures only) and 8 of Annex I to the Amendment.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being filed as part of this report:

10 Amended and Restated Agreement, between General Electric Company and General Electric Capital Corporation, dated April 10, 2015

This document contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about GE's announced plan to reduce the size of its financial services businesses, including expected cash and non-cash charges associated with this plan; expected income; revenues; net interest margin; cost structure; restructuring charges; cash flows; assets; return on capital or assets; capital structure, including Tier 1 common ratio; and dividends. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: obtaining (or the timing of obtaining) any required regulatory reviews or approvals or any other consents or approvals associated with GE's announced plan to reduce the size of its financial services businesses; our ability to complete incremental asset sales as part of this plan in a timely manner (or at all) and at the prices we have assumed; changes in law, economic and financial conditions, including interest and exchange rate volatility, commodity and equity prices and the value of financial assets, including the impact of these conditions on our ability to sell or the value of incremental assets to be sold as part of this plan as well as other aspects of this plan; the impact of conditions in the financial and credit markets on the availability and cost of GECC's funding, GECC's exposure to counterparties and GECC's ability to reduce asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage loan repurchase claims and other litigation claims in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; GECC's ability to pay dividends to GE at the planned level, which may be affected by GECC's cash flows and earnings, financial services regulation and oversight, and other factors; the level of demand and financial performance of the major industries and customers GE serves; the effectiveness of our risk management framework; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation and litigation; adverse market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to GE or Synchrony Financial that could prevent GE from completing the Synchrony Financial split-off as planned; our success in completing, including obtaining regulatory approvals for, announced transactions, such as the proposed transactions with Real Estate; our success in integrating acquired businesses and operating joint ventures; the impact of potential information technology or data security breaches; and the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. These or other
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uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements.

This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Corporation
(Registrant)

Date: April 10, 2015	/s/ Robert C. Green
Robert C. Green Chief Financial Officer

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